                                                                  EXHIBIT (a)(3)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES
                                       OF
                          ARAMEX INTERNATIONAL LIMITED
                                       TO
                    RASMALA DISTRIBUTION (BERMUDA) LIMITED,
                          A WHOLLY-OWNED SUBSIDIARY OF
                     RASMALA DISTRIBUTION (CAYMAN) LIMITED
                    Not to Be Used for Signature Guarantees

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON THURSDAY, FEBRUARY 7, 2002, UNLESS THE OFFER IS EXTENDED

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if (1) certificates (the "SHARE CERTIFICATES") evidencing common shares of Aramex International Limited, a company organized under the laws of Bermuda, are not immediately available, (2) time will not permit all required documents to reach the depositary, prior to the Expiration Date (as defined in the Offer to Purchase) or (3) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the depositary. See Section 9 of the Offer to Purchase.
                        The Depositary for the Offer is:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

            By Mail:                By Facsimile Transmission:               By Hand or
                                                                       By Overnight Courier:
         59 Maiden Lane                  + 1-718-234-5001
    New York, New York 10038                                               59 Maiden Lane
             U.S.A.                   Confirm By Telephone:           New York, New York 10038
                                                                               U.S.A.
                                         + 1-718-921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

                 THE GUARANTEE WHICH FOLLOWS MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Rasmala Distribution (Bermuda) Limited, a company organized under the laws of Bermuda and a wholly-owned subsidiary of Rasmala Distribution (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 10, 2002 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of common shares specified below pursuant to the guaranteed delivery procedures described in Section 9 of the Offer to Purchase.
--------------------------------------------------------------------------------

Number of common shares:                           Name(s) of Registered Holder(s):
Certificate Nos. (if available):
Check box if common shares will be tendered        Address(es), including Zip Code(s):
by book-entry transfer
(including through DTC's ATOP):
     [ ] The Depositary Trust Company
Name of Tendering Institution:
                                                   Company Area Code and Tel. No.:
Account Number:                                    Area Code and Tel. No.:
Date: ______________ , 2002                        Signature(s):

                               DELIVERY GUARANTEE

                    NOT TO BE USED FOR SIGNATURE GUARANTEES

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is used in Rule 17Ad-15 under the Exchange Act (each such institution, an "ELIGIBLE INSTITUTION"), hereby (1) represents that the above named person(s) "own(s)" the common shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934,
 (2) represents that the tender of common shares effected hereby complies with Rule 14e-4 and (3) guarantees delivery to the depositary, at one of its addresses set forth above, of Share Certificates evidencing the common shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such common shares into the depositary's accounts at the Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 9 of the Offer to Purchase), in each case with delivery of a properly completed, duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 9 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within 3 Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

      The Eligible Institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal and Share Certificates to the depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


--------------------------------------------       --------------------------------------------
NAME OF FIRM                                       AUTHORIZED SIGNATURE
--------------------------------------------       Name:
ADDRESS:
--------------------------------------------       Title:
ZIP CODE
                                                   Date: ______________ , 2002
Area Code + Tel. No.:

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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